Exhibit 23.3

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Spansion Inc. 2010 Equity Incentive Award Plan of our report dated February 12, 2010, with respect to the consolidated financial statements of Spansion Inc. for the year ended December 27, 2009, included in its Annual Report (Form 10-K) for the year ended December 25, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

February 23, 2012